Exhibit 99.1

FOR IMMEDIATE RELEASE

XCEL BRANDS, INC. ANNOUNCES THIRD QUARTER 2022 RESULTS

●	Company continues to expand it’s linear T.V. and digital livestreaming platforms adding Ken Downing and Christian Siriano to its on-air talent roster.
●	Revenues of $4.5 million for the quarter ended September 30, 2022; $21.7 million on a year-to-date basis
●	Third quarter net loss of $4.0 million, or $(0.21) per share, on a GAAP basis; net loss of $3.3 million, or $(0.17) per share, on a non-GAAP basis
●	Nine month 2022 net income of $2.0 million, or $0.10 per share, on a GAAP basis; net loss of $8.8 million, or $(0.45) per share, on a non-GAAP basis

NEW YORK, NY (November 14, 2022) – Xcel Brands, Inc. (NASDAQ: XELB) (“Xcel” or the “Company”), a media and consumer products company with significant expertise in livestream shopping, today announced its financial results for the third quarter ended September 30, 2022.

Robert W. D'Loren, Chairman and Chief Executive Officer of Xcel commented, “With the financial resources from the sale of the Isaac Mizrahi brand in the second quarter, we have been focused on exploring and seizing strategic opportunities, and attracting new on-air talent to build significant audiences around our livestreaming shows. During the third quarter, we announced the appointment of new creative directors, Ken Downing for our Halston brand and Christian Siriano for our C. Wonder brand, with exciting new launches planned for both of those brands in Spring of 2023. We are also continuing to further develop and grow our project and talent pipeline and livestreaming business and expect to make significant new announcements soon.”

Third Quarter 2022 Financial Results

Total revenue was $4.5 million, a decrease of $6.8 million or 60% compared to the prior year quarter, primarily driven by lower licensing revenue as a result of the sale of the Isaac Mizrahi brand in the second quarter of 2022, as well as declines in wholesale apparel sales related to industry-wide headwinds.

Net loss attributable to Xcel Brands was approximately $4.0 million, or $(0.21) per basic and diluted share, compared with a net loss of $1.1 million, or ($0.06) per basic and diluted share, for the prior year quarter. After adjusting for certain cash and non-cash items, results on a non-GAAP basis were a net loss of approximately $3.3 million, or ($0.17) per share for the quarter ended September 30, 2022, and net income of approximately $0.01 million, or $0.00 per share, for the quarter ended September 30, 2021. Adjusted EBITDA was negative $2.9 million for the current quarter and positive $1.0 million for the prior year quarter.

Nine Month 2022 Financial Results

Total revenue was $21.7 million, a decrease of $8.1 million compared with the prior year nine months, driven by lower licensing revenues of $4.1 million and lower net sales of $4.0 million. The year-over-year decrease in licensing revenue was primarily attributable to May 2022 sale of the Isaac Mizrahi brand, partially offset by revenues related to the April 1, 2021 acquisition of the LOGO by Lori Goldstein brand. The decrease in net product sales for the nine months ended September 30, 2022 was primarily attributable to lower apparel wholesales, driven by the temporary closing of overseas factories, causing delays in product deliveries that resulted in cancelled orders, as well as retailers more recently pausing or reducing orders due to industry-wide excess inventory levels.

1333 BROADWAY, 10TH FLOOR • NEW YORK, NEW YORK • 10018

PHONE: 347-727-2474 • INFO@XCELBRANDS.COM

Net income attributable to Xcel Brands shareholders for the current year nine-month period was approximately $2.0 million, or $0.10 per basic and diluted share, compared with a net loss of $5.2 million, or ($0.27) per diluted share, for the prior year nine months. After adjusting for certain cash and non-cash items, results on a non-GAAP basis were a net loss of approximately $8.8 million, or $(0.45) per share for the nine months ended September 30, 2022, and a net loss of approximately $1.6 million, or $(0.08) per share, for the nine months ended September 30, 2021. Adjusted EBITDA was negative $6.6 million and positive $1.0 million for the current year nine months and prior year comparable period, respectively.

Balance Sheet

The Company's balance sheet at September 30, 2022, reflected stockholders' equity of approximately $76 million, cash and cash equivalents of approximately $8.4 million, and working capital, exclusive of the current portion of lease obligations and contingent obligations payable in stock, of approximately $13.7 million.

Conference Call and Webcast

The Company will host a conference call with members of the executive management team to discuss these results with additional comments and details at 10:00AM. Eastern Time on November 15, 2022. A webcast of the conference call will be available live on the Investor Relations section of Xcel's website at www.xcelbrands.com. Interested parties unable to access the conference call via the webcast may dial 800-715-9871 or 646-307-1963 and use the passcode 7112310. A replay of the conference call will be available for approximately seven days following the event by dialing 800-770-2030 or 609-800-9909. The access code for the replay is 7112310.

1333 BROADWAY, 10TH FLOOR • NEW YORK, NEW YORK • 10018

PHONE: 347-727-2474 • INFO@XCELBRANDS.COM

About Xcel Brands

Xcel Brands, Inc. (NASDAQ:XELB) is a media and consumer products company engaged in the design, production, marketing, livestreaming, wholesale distribution, and direct-to-consumer sales of branded apparel, footwear, accessories, fine jewelry, home goods and other consumer products, and the acquisition of dynamic consumer lifestyle brands. Xcel was founded in 2011 with a vision to reimagine shopping, entertainment, and social media as one thing. Xcel owns the Judith Ripka, Halston, LOGO by Lori Goldstein, and C. Wonder brands and a minority stake in the Isaac Mizrahi brand. It also owns and manages the Longaberger brand and the Q Optix brand through its controlling interests in Longaberger Licensing LLC and Q Optix, LLC. Xcel is pioneering a true omni-channel sales strategy which includes the promotion and sale of products under its brands through interactive television, digital live-stream shopping, brick-and-mortar retail, and e-commerce channels. The company’s brands have generated in excess of $3 billion in retail sales via livestreaming in interactive television and digital channels alone. Headquartered in New York City, Xcel Brands is led by an executive team with significant livestreaming, production, merchandising, design, marketing, retailing, and licensing experience, and a proven track record of success in elevating branded consumer products companies. With an experienced team of professionals focused on design, production, and digital marketing, Xcel maintains control of product quality and promotion across all of its product categories and distribution channels. Xcel differentiates by design. www.xcelbrands.com

Forward Looking Statements

This press release contains forward-looking statements. All statements other than statements of historical fact contained in this press release, including statements regarding future events, our future financial performance, business strategy and plans and objectives of management for future operations, are forward-looking statements. We have attempted to identify forward-looking statements by terminology including "anticipates," "believes," "can," "continue," "ongoing," "could," "estimates," "expects," "intends," "may," "appears," "suggests," "future," "likely," "goal," "plans," "potential," "projects," "predicts," "seeks," "should," "would," "guidance," "confident" or "will" or the negative of these terms or other comparable terminology. These forward-looking statements include, but are not limited to, statements regarding our anticipated revenue, expenses, profitability, strategic plans and capital needs. These statements are based on information available to us on the date hereof and our current expectations, estimates and projections and are not guarantees of future performance. Forward-looking statements involve known and unknown risks, uncertainties, assumptions and other factors, including, without limitation, the risks discussed in the "Risk Factors" section and elsewhere in the Company's Annual Report on form 10-K for the year ended December 31, 2021 and its other filings with the SEC, which may cause our or our industry's actual results, levels of activity, performance or achievements to differ materially from those expressed or implied by these forward-looking statements. Moreover, we operate in a very competitive and rapidly changing environment. New risks emerge from time to time and it is not possible for us to predict all risk factors, nor can we address the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause our actual results to differ materially from those contained in any forward-looking statements. You should not place undue reliance on any forward-looking statements. Except as expressly required by the federal securities laws, we undertake no obligation to update any forward-looking statements, whether as a result of new information, future events, changed circumstances or any other reason.

For further information please contact:

Andrew Berger

SM Berger & Company, Inc.

216-464-6400

andrew@smberger.com

1333 BROADWAY, 10TH FLOOR • NEW YORK, NEW YORK • 10018

PHONE: 347-727-2474 • INFO@XCELBRANDS.COM

Xcel Brands, Inc. and Subsidiaries

Unaudited Condensed Consolidated Statements of Operations

(in thousands, except share and per share data)

	For the Three Months Ended		For the Nine Months Ended
	September 30,		September 30,
	2022	2021	2022	2021
Revenues
Net licensing revenue	$2,166	$6,854	$13,302	$17,385
Net sales	2,335	4,407	8,413	12,449
Net revenue	4,501	11,261	21,715	29,834
Cost of goods sold	1,465	2,865	5,715	7,763
Gross profit	3,036	8,396	16,000	22,071

Operating costs and expenses
Salaries, benefits and employment taxes	3,301	4,185	13,390	12,286
Other selling, general and administrative expenses	3,567	3,463	10,762	9,591
Stock-based compensation	51	163	568	754
Depreciation and amortization	1,815	1,891	5,447	4,949
Total operating costs and expenses	8,734	9,702	30,167	27,580

Other (expense) income
Loss from equity method investment	(277)		(277)
Gain on sale of majority interest in Isaac Mizrahi brand	—	—	20,608	—
Total other (expense) income	(277)		20,331

Operating (loss) income	(5,975)	(1,306)	6,164	(5,509)

Interest and finance (income) expense
Interest expense - term loan debt	0	565	1,032	1,363
Other interest and finance charges (income), net	(6)	23	149	127
Loss on extinguishment of debt	0	0	2,324	821
Total interest and finance (income) expense	(6)	588	3,505	2,311

Income (loss) before income taxes	(5,969)	(1,894)	2,659	(7,820)

Income tax (benefit) provision	(1,539)	(535)	1,639	(2,019)

Net income (loss)	(4,430)	(1,359)	1,020	(5,801)
Net loss attributable to noncontrolling interest	(388)	(223)	(941)	(560)
Net (loss) income attributable to Xcel Brands, Inc. stockholders	$(4,042)	$(1,136)	$1,961	$(5,241)

Loss per share attributed to Xcel Brands, Inc. common stockholders:
Basic net (loss) income per share	$-0.21	$-0.06	$0.10	$-0.27
Diluted net (loss) income per share	$-0.21	$-0.06	$0.10	$-0.27
Weighted average number of common shares outstanding:
Basic weighted average common shares outstanding	19,624,860	19,541,774	19,624,604	19,418,469
Diluted weighted average common shares outstanding	19,624,860	19,541,774	19,752,339	19,418,469

1333 BROADWAY, 10TH FLOOR • NEW YORK, NEW YORK • 10018

PHONE: 347-727-2474 • INFO@XCELBRANDS.COM

Xcel Brands, Inc. and Subsidiaries

Unaudited Condensed Consolidated Balance Sheets

(in thousands, except share and per share data)

	September 30,	December 31,
	2022	2021
	(Unaudited)
Assets
Current Assets:
Cash and cash equivalents	$8,407	$4,483
Accounts receivable, net	6,720	7,640
Inventory	3,884	3,375
Prepaid expenses and other current assets	1,752	1,681
Total current assets	20,763	17,179

Non-Current Assets:
Property and equipment, net	1,948	2,549
Operating lease right-of-use assets	5,650	6,314
Trademarks and other intangibles, net	49,200	98,304
Equity method investment	19,520	—
Restricted cash	—	739
Deferred tax assets, net	—	141
Other assets	146	555
Total non-current assets	76,464	108,602
Total Assets	$97,227	$125,781

Liabilities and Equity
Current Liabilities:
Accounts payable, accrued expenses and other current liabilities	$3,959	$6,169
Accrued income taxes payable	1,326	64
Accrued payroll	228	577
Current portion of contingent obligations	2,478	—
Current portion of operating lease obligations	1,331	1,207
Current portion of long-term debt	—	2,500
Total current liabilities	9,322	10,517
Long-Term Liabilities:
Long-term portion of operating lease obligations	6,157	7,252
Long-term debt, less current portion	—	25,531
Contingent obligations, net of short term portion	5,061	7,539
Deferred tax liabilities, net	223	—
Total long-term liabilities	11,441	40,322
Total Liabilities	20,763	50,839
Commitments and Contingencies

Equity:
Preferred stock, $.001 par value, 1,000,000 shares authorized, none issued and outstanding	—	—
Common stock, $.001 par value, 50,000,000 shares authorized, and 19,624,860 and 19,571,119 shares issued and outstanding at September 30, 2022 and December 31, 2021, respectively.	20	20
Paid-in capital	103,541	103,039
Accumulated deficit	(26,818)	(28,779)
Total Xcel Brands, Inc. stockholders' equity	76,743	74,280
Noncontrolling interest	(279)	662
Total Stockholders' equity	76,464	74,942

Total Liabilities and Stockholders' Equity	$97,227	$125,781

1333 BROADWAY, 10TH FLOOR • NEW YORK, NEW YORK • 10018

PHONE: 347-727-2474 • INFO@XCELBRANDS.COM

Xcel Brands, Inc. and Subsidiaries

Unaudited Condensed Consolidated Statements of Cash Flows

(in thousands)

	For the Nine Months Ended
	September 30,
	2022	2021
Cash flows from operating activities
Net income (loss)	$1,020	$(5,801)
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation and amortization expense	5,447	4,949
Amortization of deferred finance costs included in interest expense	156	211
Stock-based compensation	568	754
Allowance for doubtful accounts	173	132
Loss on extinguishment of debt	2,324	821
Income tax provision (benefit)	363	(2,019)
Undistributed proportional share of net loss of equity investment	277
Gain on sale of majority gain on sale of majority interest in Isaac Mizrahi brand	(20,608)	—
Changes in operating assets and liabilities:
Accounts receivable	747	(2,192)
Inventory	(509)	(2,214)
Prepaid expenses and other current and non-current assets	235	(620)
Accounts payable, accrued expenses and other current liabilities	(796)	572
Lease related assets and liabilities	(202)
Other liabilities	(224)	(122)
Net cash used in by operating activities	(11,029)	(5,529)

Cash flows from investing activities
Net proceeds from sale of majority interest in Isaac Mizrahi brand	45,408
Cash consideration for acquisition of Lori Goldstein assets	—	(3,661)
Purchase of other intangible assets	—	(39)
Purchase of property and equipment	(241)	(1,049)
Net cash used in investing activities	45,167	(4,749)

Cash flows from financing activities
Proceeds from exercise of stock options	—	5
Shares repurchased including vested restricted stock in exchange for withholding taxes	(442)	—
Cash contribution from non-controlling interest	—	1,000
Proceeds from revolving loan debt	—	2,498
Proceeds from long-term debt	—	25,000
Payment of deferred finance costs	—	(1,204)
Payment of long-term debt	(29,000)	(18,000)
Payment of prepayment, and other fees associated with extinguishment of long-term debt	(1,511)	(367)
Net cash (used) provided in financing activities	(30,953)	8,932

Net increase (decrease) in cash, cash equivalents, and restricted cash	3,185	(1,346)

Cash, cash equivalents, and restricted cash at beginning of period	5,222	6,066

Cash, cash equivalents, and restricted cash at end of period	$8,407	$4,720

Reconciliation to amounts on consolidated balance sheets:
Cash and cash equivalents	8,407	$3,981
Restricted cash	—	739
Total cash, cash equivalents, and restricted cash	$8,407	$4,720

Supplemental disclosure of non-cash activities:
Operating lease right-of-use asset	—	(722)
Operating lease obligation	—	(722)
Contingent obligation related to acquisition of Lori Goldstein assets at fair value	—	6,639
Liability for equity-based bonuses	$(283)	$140

Supplemental disclosure of cash flow information:
Cash paid during the period for interest	$1,032	$1,346
Cash paid during the period for income taxes	$—	$18

1333 BROADWAY, 10TH FLOOR • NEW YORK, NEW YORK • 10018

PHONE: 347-727-2474 • INFO@XCELBRANDS.COM

Non-GAAP net income and non-GAAP diluted EPS are non-GAAP unaudited terms. We define non-GAAP net income as net income (loss) attributable to Xcel Brands, Inc. stockholders, exclusive of amortization of trademarks, our proportional share of trademark amortization of equity method investees, stock-based compensation, loss on extinguishment of debt, gains on sales of assets, gain on reduction of contingent obligations, costs (recoveries) in connection with potential acquisitions, certain adjustments to the provision for doubtful accounts related to the bankruptcy of and economic impact on certain retail customers due to the COVID-19 pandemic, asset impairments, and income taxes. Non-GAAP net income and non-GAAP diluted EPS measures do not include the tax effect of the aforementioned adjusting items, due to the nature of these items and the Company’s tax strategy.

Adjusted EBITDA is a non-GAAP unaudited measure, which we define as net income (loss) attributable to Xcel Brands, Inc. stockholders, before depreciation and amortization, our proportional share of trademark amortization of equity method investees, interest and finance expenses (including loss on extinguishment of debt, if any), income taxes, other state and local franchise taxes, stock-based compensation, gain on reduction of contingent obligations, gain on sale of assets, costs (recoveries) in connection with potential acquisitions, asset impairments, gain on sales of assets, and certain adjustments to the provision for doubtful accounts related to the bankruptcy of and economic impact on certain retail customers due to the COVID-19 pandemic.

Management uses non-GAAP net income, non-GAAP diluted EPS, and Adjusted EBITDA as measures of operating performance to assist in comparing performance from period to period on a consistent basis and to identify business trends relating to our results of operations. Management believes non-GAAP net income, non-GAAP diluted EPS, and Adjusted EBITDA are also useful because these measures adjust for certain costs and other events that management believes are not representative of our core business operating results, and thus these non-GAAP measures provide supplemental information to assist investors in evaluating our financial results. Adjusted EBITDA is the measure used to calculate compliance with the EBITDA covenant under our term loan agreement.

Non-GAAP net income, non-GAAP diluted EPS, and Adjusted EBITDA should not be considered in isolation or as alternatives to net income, earnings per share, or any other measure of financial performance calculated and presented in accordance with GAAP. Given that non-GAAP net income, non-GAAP diluted EPS, and Adjusted EBITDA are financial measures not deemed to be in accordance with GAAP and are susceptible to varying calculations, our non-GAAP net income, non-GAAP diluted EPS, and Adjusted EBITDA may not be comparable to similarly titled measures of other companies, including companies in our industry, because other companies may calculate these measures in a different manner than we do. In evaluating non-GAAP net income, non-GAAP diluted EPS, and Adjusted EBITDA, you should be aware that in the future we may or may not incur expenses similar to some of the adjustments in this document. Our presentation of non-GAAP net income, non-GAAP diluted EPS, and Adjusted EBITDA does not imply that our future results will be unaffected by these expenses or any unusual or non-recurring items. When evaluating our performance, you should consider non-GAAP net income, non-GAAP diluted EPS, and Adjusted EBITDA alongside other financial performance measures, including our net income and other GAAP results, and not rely on any single financial measure.

1333 BROADWAY, 10TH FLOOR • NEW YORK, NEW YORK • 10018

PHONE: 347-727-2474 • INFO@XCELBRANDS.COM

	Three Months Ended		Nine Months Ended
($in thousands)	September 30,	September 30,	September 30,	September 30,
	2022	2021	2022	2021
	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)
Net (loss) income attributable to Xcel Brands, Inc. stockholders	$(4,042)	(1,136)	$1,961	(5,241)
Amortization of trademarks	1,520	1,519	4,559	3,915
Stock-based compensation	51	163	568	754
Loss on extinguishment of debt	—	—	2,324	821
Proportional share of amortization of equity method investment	742	—	742	—
Certain adjustments to provision for doubtful accounts	—	—	—	132
Gain on the sale of assets	—	—	(20,608)	—
Income tax (benefit) provison	(1,539)	(535)	1,639	(2,019)
Non-GAAP net (loss) income	$(3,268)	$11	$(8,815)	$(1,638)

	Three Months Ended		Nine Months Ended
	September 30,	September 30,	September 30,	September 30,
	2022	2021	2022	2021
	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)
Diluted earnings (loss) per share	$(0.21)	$(0.06)	$0.10	$(0.27)
Amortization of trademarks	0.08	0.08	0.23	0.20
Stock-based compensation	0.00	0.01	0.03	0.04
Loss on extinguishment of debt	—	—	0.12	0.04
Proportional share of amortization of equity method investment	0.04	—	0.04	—
Certain adjustments to provision for doubtful accounts	—	—	—	0.01
Gain on the sale of assets	—	—	(1.05)	—
Income tax provison (benefit)	(0.08)	(0.03)	0.08	(0.10)
Non-GAAP diluted EPS	$(0.17)	$0.00	$(0.45)	$(0.08)
Non-GAAP weighted average diluted shares	19,624,860	20,323,358	19,624,604	19,418,469

	Three Months Ended		Nine Months Ended
($in thousands)	September 30,	September 30,	September 30,	September 30,
	2022	2021	2022	2021
	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)
Net income (loss) attributable to Xcel Brands, Inc. stockholders	$(4,042)	$(1,136)	$1,961	$(5,241)
Depreciation and amortization	1,815	1,891	5,447	4,949
Proportional share of amortization of equity method investment	742	—	742	—
Interest and finance expense	(6)	588	3,505	2,311
Income tax provision (benefit)	(1,539)	(535)	1,639	(2,019)
State and local franchise taxes	85	33	121	105
Stock-based compensation	51	163	568	754
Certain adjustments to provision for doubtful accounts	—	—	—	132
Gain on the sale of assets	—	—	(20,608)	—
Adjusted EBITDA	$(2,894)	$1,004	$(6,625)	$991

1333 BROADWAY, 10TH FLOOR • NEW YORK, NEW YORK • 10018

PHONE: 347-727-2474 • INFO@XCELBRANDS.COM